Exhibit 99.1

Title: Upcoming Webinar: Q1/Q2 Financials Review with StartEngine Ceo Howard Marks

Body copy:

StartEngine’s unaudited financials from the first half of the year will drop this coming Monday.* Join CEO Howard Marks Tuesday morning at 9 a.m. PT for a Q&A discussion to review the results.

You can register for the live webinar of StartEngine’s Q2 unaudited financials using this link: https://startengine.zoom.us/webinar/register/WN_yfWIlkW0S6mRCfs7GOenbQ.

Following the webinar, a replay will be available on StartEngine's Campaign Page: https://www.startengine.com/own and on our Annual Reports Page: https://www.startengine.com/annual-reports for one week.

Since we have you, here are some highlights from the first two quarters:

●	StartEngine made the Inc. 5000 list of the fastest growing companies in America
●	Our investor community surpassed 800,000 users; it’s since jumped to 950,000+ users**
●	Our lifetime raised-capital total climbed over $600M for startups fundraising on our platform***

[Register for the webinar]

* Preliminary unaudited financial information; final data may vary significantly .

** Number of users is determined by counting investor profiles with unique email addresses which are active and have been confirmed.

*** Total raised includes StartEngine’s OWN raises and is inclusive of investments that have been closed on and investments that are received but not yet closed on.